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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event recorded) - April 14, 1997

                        Commission File Number: 033-68444

                             WILLIAMS SCOTSMAN, INC.
             (Exact name of Registrant as specified in its Charter)


         Maryland                                      52-0665775
(State of Incorporation)                 (I.R.S. Employer Identification Number)

8211 Town Center Drive                                   21236
  Baltimore, Maryland                                  (Zip Code)
(Address of principal executive offices)

                                 (410) 931-6000
              (Registrant's telephone number, including area code)




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Item 5.  Other Events.

     On April 14, 1997, Scotsman Holdings, Inc. (Holdings), parent company of Williams Scotsman, Inc., executed a definitive agreement with The Cypress Group and Keystone, Inc., whereby each would purchase approximately 45% of the stock of Holdings. The transaction, which is expected to close by early June, is valued at approximately $675 million, including the assumption of debt and certain other liabilities and expenses. A copy of the press release announcing the execution of the agreement is filed as Exhibit 99 to the Form 8-K.

     On April 21, 1997, the Company announced that Gerard E. Holthaus has been elected to serve as President and Chief Executive Officer, replacing Barry P. Gossett as CEO, and Gerard E. Keefe has been elected to serve as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Gossett will continue to serve as Chairman of the Board.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits

         99.  Press Release dated April 14, 1997.




















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 21st day of April, 1997.


                                  WILLIAMS SCOTSMAN, INC.



                                  By:   /s/ Gerard E. Holthaus
                                        --------------------------------------
                                        Gerard E. Holthaus
                                        President and Chief Executive Officer

























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